UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2007

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (614) 793-7500

_______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 3, 2007, Neoprobe Corporation (the “Company”) completed a convertible note financing in the amount of $1,000,000. Pursuant to the terms of the 10% Convertible Note Purchase Agreement, dated July 3, 2007, between the Company and David C. Bupp, the Company’s President and Chief Executive Officer, Cynthia B. Gochoco and Walter H. Bupp (the “Note Purchase Agreement”), the Company issued to Messrs. Bupp and Ms. Gochoco, as joint tenants with right of survivorship (the “Investors”), a 10% Convertible Note Due July 8, 2008, in the principal sum of $1,000,000 (the “Note”). Simple interest will accrue on the unpaid principal sum of the Note at the rate of 10% per annum, and shall be payable in arrears on the last day of each calendar quarter in cash, provided that from and after an event of default the rate of interest shall increase to 12% per annum until the Company has cured the event of default. At any time following July 30, 2007, the principal sum of the Note (or any portion thereof equal to or greater than $100,000), plus any accrued and unpaid interest, may be converted into shares of the Company’s common stock at a price of $0.31 per share (the “Conversion Price”). The Conversion Price represents 125% of the average closing price of the Company’s common stock on the over-the-counter market for the five consecutive trading days immediately preceding July 3, 2007.

As part of this transaction, the Company also issued a five-year warrant to purchase 500,000 shares of its common stock at an exercise price of $0.31 per share to the Investors (the “Warrant”). Additionally, pursuant to the terms of the Registration Rights Agreement, dated July 3, 2007, between the Company and the Investors (the “Registration Rights Agreement”), subject to the satisfaction of certain conditions or upon the occurrence of certain events, the Company has agreed to file a registration statement with the Securities and Exchange Commission registering shares underlying the Note and Warrant.

The foregoing description of the terms of the Note Purchase Agreement, the Note, the Warrant and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, the Note, the Warrant and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4 respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a  Registrant.

The contents of Item 1.01 are incorporated by reference into this item.

Item 3.02.   Unregistered Sale of Equity Securities.

The contents of Item 1.01 are incorporated by reference into this item.

Item 8.01.   Other Events.

On July 9, 2007, the Company issued a press release announcing that it had raised $1,000,000 through the issuance of a 10% Convertible Note Due July 8, 2008, to David C. Bupp, the Company’s President and Chief Executive Officer, Cynthia B. Gochoco and Walter H. Bupp, as joint tenants with right of survivorship. A copy of the press release announcing the convertible note financing is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	10% Convertible Note Purchase Agreement, dated July 3, 2007, between Neoprobe Corporation and David C. Bupp, Cynthia B. Gochoco and Walter H. Bupp, as joint tenants with right of survivorship.

10.2	Neoprobe Corporation 10% Convertible Promissory Note Due July 8, 2008, executed in favor of David C. Bupp, Cynthia B. Gochoco and Walter H. Bupp, as joint tenants with right of survivorship.

10.3	Warrant to Purchase Common Stock of Neoprobe Corporation issued to David C. Bupp, Cynthia B. Gochoco and Walter H. Bupp, as joint tenants with right of survivorship.

10.4	Registration Rights Agreement, dated July 3, 2007, by and among Neoprobe Corporation and David C. Bupp, Cynthia B. Gochoco and Walter H. Bupp, as joint tenants with right of survivorship.

99.1	Neoprobe Corporation press release dated July 9, 2007, entitled “Neoprobe CEO Increases Investment in Company.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: July 9, 2007	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President Finance and Chief Financial Officer